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                                                                Exhibit 23.06



                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

MATRIX FUNDING CORPORATION

     We hereby consent to the use in this Registration Statement of our report dated August 8, 1997 except for notes 1, 3, 15, and 16, which are dated January 17, 1998, relating to the consolidated financial statements of Matrix Funding Corporation and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          Tanner + Co.

Salt Lake City, Utah
February 18, 1998